SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2004

BRANDYWINE REALTY TRUST

(Exact name of issuer as specified in charter)

MARYLAND	1-9106	23-2413352
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
 (Registrant’s telephone number, including area code)

Item 5.       Other Events and Required FD Disclosure

     On February 3, 2004, we, through Brandywine Operating Partnership, L.P. (the “Operating Partnership”), entered into an agreement (the “Purchase Agreement,” a copy of which is attached as Exhibit 10.1) with Commonwealth Atlantic Operating Properties Inc., the holder of 1,950,000 Series B Preferred Units (the “Series B Preferred Units”) in the Operating Partnership. The Series B Preferred Units have an aggregate stated value of $97.5 million and accrue distributions at 7.25% per annum. The Operating Partnership has agreed to redeem all of the Series B Preferred Units for an aggregate price of $93.0 million, together with accrued but unpaid distributions from January 1, 2004. The Operating Partnership has agreed to redeem 1,048,387 Series B Preferred Units on February 6, 2004 for $50.0 million, together with accrued but unpaid distributions from January 1, 2004. The Operating Partnership has agreed to redeem the remaining Series B Preferred Units on or before March 15, 2004 for $43.0 million, together with accrued but unpaid distributions from January 1, 2004. The Operating Partnership has agreed to post a $4.0 million deposit to secure its agreement to redeem the remaining Series B Preferred Units and will forfeit its deposit if it does not acquire all of the remaining Series B Preferred Units.

Item 7.       Financial Statements and Exhibits

Exhibit

10.1	Purchase Agreement dated February 3, 2004 by and between Brandywine Operating Partnership, L.P. and Commonwealth Atlantic Operating Properties Inc.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: February 3, 2004	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated February 3, 2004 by and between Brandywine Operating Partnership, L.P. and Commonwealth Atlantic Operating Properties Inc.